Exhibit 1

Recent Developments update dated May 9, 2003

Recent Developments

     The information included in this section supplements the information about the Republic of Italy that is contained in Exhibit D to the Republic’s annual report on Form 18-K, as amended, for the fiscal year ended December 31, 2001. To the extent that the information included in this section differs from the information set forth in the annual report, you should rely on the information in this section.

The Italian Economy

     Italy’s real GDP grew at a seasonally adjusted rate of 0.4 per cent during the fourth quarter of 2002 and 1.0 per cent during the twelve months ended December 31, 2002, based on ISTAT data. Italy’s seasonally adjusted average unemployment rate increased from 8.9 per cent during the fourth quarter of 2002 to 9.0 per cent in the first quarter of 2003. Consumer prices, as measured by the harmonized EU consumer price index, increased at a rate of 2.9 per cent during the twelve months ended March 31, 2003.

Public Finance

     The following table shows certain revised key public finance measures for the three year period ending December 31, 2001 and estimates for 2002 recently published by ISTAT. Figures for the three year period ended December 31, 2001 have been revised to reflect:

•	higher than estimated expenses incurred by the public health sector for the three year period;

•	lower than estimated direct and indirect tax revenues for 2001;

•	an increase in current expenditures due principally to higher than estimated wages and salaries and costs of goods and services for 2001; and

•	higher than estimated interest expense for postal savings.

	1999	2000	2001	2002

				(estimate)
	(millions of euro)
Real GDP	1,107,994	1,166,548	1,220,147	1,258,349
Net borrowing	(19,125)	(7,544)	(32,229)	(28,807)
Net borrowing as percentage of GDP	(1.7)	(0.6)	(2.6)	(2.3)
Public debt	1,273,219	1,290,399	1,336,253	1,342,642
Public debt as percentage of GDP	114.9	110.6	109.5	106.7

Source: ISTAT, except for public debt data which is sourced from the Bank of Italy.

Public Debt

     The following table shows the total debt incurred by the Treasury for the periods indicated. Total debt incurred by the Treasury differs from Italy’s total public debt as it does not include liabilities to holders of postal savings accounts, debt incurred by other state sector entities and other general government entities.

Public Debt of the Treasury

	December 31, 2002	March 31, 2003

	(millions of euro)
Short term bonds (BOT)	113,740	132,453
Medium and long term bonds (initially incurred or issued in Italy)	946,535	953,507
External bonds (initially incurred or issued outside Italy)	82,753	90,730	(1)

Total debt incurred by the Treasury	1,143,028	1,176,690

Source: Ministry of Economy and Finance

(1)	Italy often enters into currency swap agreements in the ordinary course of the management of its debt. The total amount of external bonds shown above takes into account the effect of these arrangements. In addition, the total amount shown above takes into account €989 million of debt originally incurred outside Italy by Ferrovie dello Stato S.p.A., or FS, the State railway entity, and assumed by the Treasury by law in 1996. This amount does not correspond to the total amount of external bonds indicated in the table “External Bonds of the Treasury as of March 31, 2003” below, which does not take into account the effect of currency swaps and FS debt incurred outside Italy.

     The following table shows the external bonds of the Treasury issued and outstanding as of March 31, 2003.

External Bonds of the Treasury
as of March 31, 2003

					Original	Principal
		Initial Public			Principal	Amount	Equivalent
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

US$(1)
$765,790,000	6.625%	97.915%	June 9, 1993	June 9, 2003	765,790,000	765,790,000	702,882,056
$2,000,000,000	6.000%	99.851%	September 27, 1993	September 27, 2003	2,000,000,000	2,000,000,000	1,835,704,452
$3,500,000,000	6.875%	98.725%	September 27, 1993	September 27, 2023	3,500,000,000	3,500,000,000	3,212,482,790
$1,500,000,000	6.025%-6.88%	100.000%	March 5, 1996	Mar 5, 2004/12	1,500,000,000	1,500,000,000	1,376,778,339
$750,000,000	5.81%-6,70%	100.000%	March 5, 1996	Mar 5, 2002/10	750,000,000	750,000,000	688,389,169
$1,500,000,000	5.97%-6.25%	100.000%	December 20, 1996	Dec 20, 2004/12	1,500,000,000	1,500,000,000	1,376,778,339
$2,500,000,000	6.000%	99.755%	May 29, 1998	May 29, 2008	2,500,000,000	2,500,000,000	2,294,630,564
$200,000,000	3.550%	101.625%	October 22, 1998	October 22, 2003	200,000,000	200,000,000	183,570,445
$3,000,000,000	5.000%	99.465%	November 20, 1998	November 20, 2003	3,000,000,000	3,000,000,000	2,753,556,677
$2,000,000,000	7.250%	99.682%	February 7, 2000	February 7, 2005	2,000,000,000	2,000,000,000	1,835,704,452
	3 mth libor –
$400,000,000	0.09%	100.050%	April 10, 2000	April 10, 2003	400,000,000	400,000,000	367,140,890
$1,000,000,000	5.250%	99.737%	January 16, 2001	January 16, 2004	1,000,000,000	1,000,000,000	917,852,226
$2,000,000,000	6.000%	99.274%	February 22, 2001	February 22, 2011	2,000,000,000	2,000,000,000	1,835,704,452

2

					Original	Principal
		Initial Public			Principal	Amount	Equivalent
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

$1,000,000,000	5.250%	99.933%	February 26, 2001	January 16, 2004	1,000,000,000	1,000,000,000	917,852,226
$2,000,000,000	5.250%	99.506%	April 5, 2001	April 5, 2006	2,000,000,000	2,000,000,000	1,835,704,452
$100,000,000	5.000%	99.635%	May 15, 2001	May 15, 2005	100,000,000	100,000,000	91,785,223
$85,930,000	Zero Coupon	100.000%	May 25, 2001	various	85,930,000	85,930,000	78,871,042
$3,000,000,000	4.375%	99.468%	October 25, 2001	October 25, 2006	3,000,000,000	3,000,000,000	2,753,556,677
$2,000,000,000	4.375%	98.007%	January 28, 2002	October 25, 2006	2,000,000,000	2,000,000,000	1,835,704,452
$2,000,000,000	5.625%	99.893%	March 1, 2002	June 15, 2012	2,000,000,000	2,000,000,000	1,835,704,452
$2,000,000,000	4.625%	99.594%	March 22, 2002	June 15, 2005	2,000,000,000	2,000,000,000	1,835,704,452
$1,000,000,000	5.625%	99.392%	May 8, 2002	June 15, 2012	1,000,000,000	1,000,000,000	917,852,226
	3 mth libor -
$300,000,000	0.065%	100.000%	August 1, 2002	August 1, 2007	300,000,000	300,000,000	275,355,668
$3,000,000,000	3.625%	99.721%	September 4, 2002	September 4, 2007	3,000,000,000	3,000,000,000	2,753,556,677
$3,000,000,000	2.500%	99.767%	January 30, 2003	March 31, 2006	3,000,000,000	3,000,000,000	2,753,556,677
$2,000,000,000	5.375%	98.436%	February 27, 2003	June 15, 2033	2,000,000,000	2,000,000,000	1,835,704,452
$2,000,000,000	4.375%	99.694%	February 27, 2003	June 15, 2013	2,000,000,000	2,000,000,000	1,835,704,452
Euro(2)
€1,000,000,000	3 mth libor	100.000%	October 30, 1990	October 30, 2005	1,000,000,000	1,000,000,000	1,000,000,000
€2,500,000,000	9.250%	98.160%	March 7, 1991	March 7, 2011	2,500,000,000	2,500,000,000	2,500,000,000
	3 mth libor+
€1,022,583,762	0.0625%	99.887%	December 11, 1995	December 20, 2002/10	1,022,583,762	1,022,583,762	1,022,583,762
€1,000,000,000	6.000%	99.250%	April 2, 1997	April 2, 2004	1,000,000,000	1,000,000,000	1,000,000,000
€567,225,275	6.250%	100.790%	May 29, 1997	May 29, 2012	567,225,275	567,225,275	567,225,275
€762,245,086	5.875%	101.594%	July 2, 1997	July 2, 2007	762,245,086	762,245,086	762,245,086
€1,533,875,644	5.750%	101.663%	July 10, 1997	July 10, 2007	1,533,875,644	1,533,875,644	1,533,875,644
€60,000,000	FRN/FX	99.610%	October 8, 1998	October 8, 2018	60,000,000	60,000,000	60,000,000
€61,355,026	Zero coupon	85.336%	October 12, 1998	September 29, 2003	61,355,026	61,355,026	61,355,026
€300,000,000	Index linked	101.425%	October 15, 1998	October 15, 2018	300,000,000	300,000,000	300,000,000
€1,000,000,000	4.000%	99.342%	October 26, 1998	October 26, 2005	1,000,000,000	1,000,000,000	1,000,000,000
€176,082,000	7.0%(stepdown)	100.900%	February 12, 1999	February 12, 2004	176,082,000	176,082,000	176,082,000
€1,000,000,000	CMS	99.950%	May 6, 1999	May 6, 2019	1,000,000,000	1,000,000,000	1,000,000,000
€300,000,000	Step-up	100.000%	May 13, 1999	May 13, 2009	300,000,000	300,000,000	300,000,000
€1,000,000,000	CMS	101.600%	June 28, 1999	June 28, 2029	1,000,000,000	905,000,000	905,000,000
€1,000,000,000	CMS	100.750%	August 30, 1999	August 30, 2019	1,000,000,000	1,000,000,000	1,000,000,000
€1,000,000,000	5.250%	99.952%	March 10, 2000	March 10, 2005	1,000,000,000	1,000,000,000	1,000,000,000
€28,000,000	Zero Coupon	Various	April 13, 2000	April 24, 2003	28,000,000	14,000,000	14,000,000
€2,000,000,000	5.250%	99.915%	June 19, 2000	June 19, 2003	2,000,000,000	2,000,000,000	2,000,000,000
€2,000,000,000	4.750%	99.706%	January 23, 2001	January 23, 2006	2,000,000,000	2,000,000,000	2,000,000,000
€150,000,000	Zero Coupon	100.000%	February 20, 2001	February 20, 2031	150,000,000	150,000,000	150,000,000
€3,000,000,000	5.750%	100.040%	July 25, 2001	July 25, 2016	3,000,000,000	3,000,000,000	3,000,000,000
	3 mth libor –
€400,000,000	0.06%	100.000%	January 22, 2002	January 22, 2012	400,000,000	400,000,000	400,000,000
Swiss Francs(3)
ChF 300,000,000	Zero Coupon	30.873%	December 11, 1985	December 11, 2005	300,000,000	300,000,000	203,196,966
ChF 1,000,000,000	3.250%	102.250%	July 1, 1997	July 1, 2004	1,000,000,000	1,000,000,000	677,323,219
ChF 1,000,000,000	3.500%	102.900%	September 25, 1998	September 25, 2008	1,000,000,000	1,000,000,000	677,323,219
ChF 1,500,000,000	3.125%	99.825%	January 15, 1999	July 15, 2010	1,500,000,000	1,500,000,000	1,015,984,828
	3 mth libor –
ChF 1,000,000,000	0.1%	100.060%	March 24, 2000	March 24, 2005	1,000,000,000	1,000,000,000	677,323,219

3

					Original	Principal
		Initial Public			Principal	Amount	Equivalent
Title	Interest Rate(%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

ChF 1,000,000,000	4.000%	100.600%	August 28, 2000	August 28, 2003	1,000,000,000	1,000,000,000	677,323,219
ChF 1,000,000,000	3.625%	100.820%	January 10, 2001	January 10, 2006	1,000,000,000	1,000,000,000	677,323,219
ChF 1,000,000,000	3.000%	100.180%	February 11, 2002	August 11, 2006	1,000,000,000	1,000,000,000	677,323,219
ChF 1,000,000,000	2.000%	100.470%	January 30, 2003	April 30, 2009	1,000,000,000	1,000,000,000	677,323,219
Pounds Sterling(4)
£400,000,000	10.500%	100.875%	April 28, 1989	April 28, 2014	400,000,000	400,000,000	580,046,404
£1,500,000,000	6.000%	98.565%	August 4, 1998	August 4, 2028	1,500,000,000	1,500,000,000	2,175,174,014
	6 mth libor –
£105,000,000	0.3%	99.700%	May 2, 2000	May 2, 2005	105,000,000	105,000,000	152,262,181
	3 mth libor –
£600,000,000	0.15%	100.000%	March 5, 2003	March 5, 2008	600,000,000	600,000,000	870,069,606
Norwegian Kroners(5)
NOK 2,000,000,000	6.150%	100.000%	September 25, 2002	September 25, 2012	2,000,000,000	2,000,000,000	253,180,581
Japanese Yen(6)
¥150,000,000,000	5.125%	99.980%	July 29, 1993	July 29, 2003	150,000,000,000	150,000,000,000	1,161,170,460
¥200,000,000,000	5.000%	99.540%	December 15, 1994	December 15, 2004	200,000,000,000	200,000,000,000	1,548,227,280
¥125,000,000,000	5.500%	100.000%	December 15, 1994	December 15, 2014	125,000,000,000	125,000,000,000	967,642,050
¥225,000,000,000	3.750%	100.000%	June 8, 1995	June 8, 2005	225,000,000,000	225,000,000,000	1,741,755,690
¥125,000,000,000	4.500%	100.000%	June 8, 1995	June 8, 2015	125,000,000,000	125,000,000,000	967,642,050
¥150,000,000,000	3.800%	100.000%	April 4, 1996	March 27, 2008	150,000,000,000	150,000,000,000	1,161,170,460
¥100,000,000,000	3.700%	100.000%	November 14, 1996	November 14, 2016	100,000,000,000	100,000,000,000	774,113,640
¥100,000,000,000	3.450%	99.800%	March 24, 1997	March 24, 2017	100,000,000,000	100,000,000,000	774,113,640
¥100,000,000,000	1.800%	99.882%	February 23, 2000	February 23, 2010	100,000,000,000	100,000,000,000	774,113,640
¥100,000,000,000	0.375%	99.936%	October 10, 2001	October 10, 2006	100,000,000,000	100,000,000,000	774,113,640
¥100,000,000,000	0.375%	99.800%	April 2, 2002	October 10, 2006	100,000,000,000	100,000,000,000	774,113,640

TOTAL OUTSTANDING							84,099,508,067	(7)(8)

(1)	U.S. dollar amounts have been converted into euro at $1.08950/€1.00, the exchange rate prevailing at March 31, 2003.

(2)	External debt denominated in currencies of countries that have adopted the euro have been converted into euro at the fixed rate at which those currencies where converted into euro upon their issuing countries becoming members of the European Monetary Union.

(3)	Swiss Franc amounts have been converted into euro at ChF 1.47640/€1.00, the exchange rate prevailing at March 31, 2003.

(4)	Pounds Sterling amounts have been converted into euro at £0.68960/€1.00, the exchange rate prevailing at March 31, 2003.

(5)	Norwegian Kroner amounts have been converted into euro at NOK 7.89950/€1.00, the exchange rate prevailing at March 31, 2003.

(6)	Japanese Yen amounts have been converted into euro at ¥129.18/€1.00, the exchange rate prevailing at March 31, 2003.

(7)	Italy often enters into swap agreements in the ordinary course of the management of its debt. The total amount shown above does not give effect to these arrangements. The following table summarizes the effects on the Treasury’s external bonds after giving effect to currency swaps.

	As of March 31, 2003

Currency	Before Swap	After Swap

US Dollars	48.68%	15.33%
Euro	25.87%	59.94%
Swiss Francs	7.09%	7.67%
Pounds Sterling	4.49%	3.31%

4

	As of March 31, 2003

Currency	Before Swap	After Swap

Norwegian Kroner	0.30%	0.00%
Japanese Yen	13.58%	13.75%
Total External Bonds (in millions of Euro)	€84,100	€90,730

(8)	The total amount shown above does not include €989 million of debt originally incurred outside Italy by FS and assumed by the Treasury by law in 1996.

Source: Ministry of Economy and Finance

Fiscal Agency Agreement — Collective Action Clauses

     At the meeting of the International Monetary and Financial Committee held on April 12, 2003, Italy, together with the other EU member states, committed to include collective action clauses in the documentation of all bonds issued under non-Italian law after June 2003.

5